Exhibit 3.81

Bylaws

Of

KEY WEST VACATION MARKETING COMPANY

OFFICES

1.             a.             Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the corporation in the state of its incorporation shall be such as shall be determined from time to time by the Board of Directors and on file in the appropriate office of the state of its incorporation pursuant to applicable provisions of law.

b.             Corporate Offices. The corporation may have such corporate offices, anywhere within and without the state of its incorporation as the Board of Directors from time to time may appoint, or the business of the corporation may require. The “principal place of business,” or “principal business” or “executive” office or offices of the corporation may be fixed and so designated from time to time by the Board of Directors.

2.             a.             Records. The corporation shall keep at its registered office, principal place of business or principal business office in the state of its incorporation, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, the amount of its assets and liabilities, and the names and places of residence of its officers, and from time to time such other or additional records, statements, lists, and information as may be required by law, including the shareholders’ lists mentioned in Paragraph 10 of these Bylaws.

b.             Inspection of Records. A shareholder, if he be entitled and demands to inspect the records of the corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the corporation. A shareholder may delegate his right of inspection to a Certified or Public Accountant on the condition, to be enforced at the option of the corporation, that the shareholder and accountant agree with the corporation to furnish to the corporation, promptly as completed or made, a true and correct copy of each report with respect to such inspection made by such accountant. No shareholder shall use or permit to be used or acquiesce in the use by others of any information so obtained, to the detriment competitively of the corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the corporation. The corporation as a condition precedent to any shareholder’s inspection of the records of the corporation may require the shareholder to indemnify the corporation against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

SEAL

3.             Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words: “Corporate Seal,” the state of incorporation and the year of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

SHAREHOLDERS’ MEETING

4.             Place of Meeting. All meetings of the shareholders shall be held at the principal business office of the corporation in the state of its incorporation, except such meetings as the Board of Directors to the extent permissible by law expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as hereinafter provided, at such other place or places within or without the state of its incorporation, as said Board of Directors shall have determined, and as shall be stated in such notice; and, unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose, if consented to in writing by all of the shareholders entitled to vote thereat.

5.             a.             Annual Meetings. An annual meeting of shareholders shall be held on such day and date and at such time as may be expressly determined by the Board of Directors at which meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

b.             Special Meetings. Special meetings of the shareholders may be held for any purpose or purposes. They may be called by the Chairman of the Board, President, Secretary, or by the Board of Directors, or by the holders of not less than one-fifth (1/5) of all outstanding shares entitled to vote at any such meeting.

The “call” and the “notice” of any such meeting shall be deemed to be synonymous.

6.             a.             Notice. Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote thereat, not less than ten (10) days nor more than fifty (50) days prior to the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given. In addition to such written notice, published notice shall be given in the manner then required by law.

Any notice of a shareholders, meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the corporation.

b.             Presiding Officials. Every meeting of the corporation for whatever object, shall be convened by the Chairman of the Board or President, or by the officer or person who called the meeting by notice as above provided, but it shall be presided over by the officers specified in Paragraphs 28 and 29 of these Bylaws; provided, however, that the shareholders at any meeting, by a majority vote in amount of shares represented thereat, and notwithstanding anything to the contrary elsewhere in these Bylaws, may select any persons of their choosing to act as Chairman and Secretary of such meeting or any session thereof.

c.             Waiver of Notice. Whenever any notice is required to be given under the provisions of these Bylaws, or the Certificate or Articles of Incorporation of the corporation or of any law, a waiver thereof in writing signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice.

7.             a.             Business which may be Transacted at Annual Meetings. At each annual meeting of the shareholders, the shareholders shall elect, by ballot, a Board of Directors to hold office until the next succeeding annual meeting and they may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof, is prohibited by law.

b.             Business which may be Transacted at Special, Meetings. Business transacted at all special meetings shall be confined to the purposes stated in the notice of such meetings, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the corporation entitled to vote thereat.

8.             Quorum. Except as otherwise may be provided by law or by the Certificate or Articles of Incorporation, the holders of a majority of the voting shares issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be requisite for and shall constitute a quorum, at all meetings of the shareholders for the transaction of business. Every decision of a majority in amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Certificate or Articles of Incorporation. If, however, such quorum should not be present at any meeting, the shareholders present and entitled to vote shall have power successively to adjourn the meeting, without notice other than announcement at such adjournment. At such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally notified.

9.             a.             Proxies. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

If the Board of Directors shall not have closed the transfer books of the corporation or set a record date for the determination of its shareholders entitled to vote, as provided in Paragraph 35 of these Bylaws, no person shall be admitted to vote directly or by proxy except those in whose names the shares of the corporation shall have stood on the transfer books on a date fifty (50) days previous to the date of the meeting.

b.             Registered Shareholders: Exceptions: Stock Ownership Presumed. The corporation shall be entitled to treat the holder of any share or shares of stock of the corporation, as recorded on the stock record or transfer books of the corporation as the holder of record and as the holder and owner in fact thereof and, accordingly, shall not be required to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, firm, partnership, corporation or association, whether or not the corporation shall have express or other notice thereof, save as is otherwise expressly required by law, and the term “shareholder” as used in these Bylaws means one who is a holder of record of shares of the corporation; provided, however, that if permitted by law

(1)           shares standing in the name of another corporation domestic or foreign may be voted by such officer, agent or proxy as the Bylaws of such corporation prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine;

(2)           shares standing in the name of a deceased person may be voted by his administrator or executor either in person or by proxy; and shares standing in the name of a guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name;

(3)           shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed; and

(4)           a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred of record into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

10.          Shareholders’ Lists. A complete list of the shareholders entitled to vote at each meeting of the shareholders arranged in alphabetical order, with the address of, and the number of voting shares held by each, shall be prepared by the officer of the corporation having charge of the stock transfer books of the corporation, and shall for a period of ten (10) days prior to the meeting be kept on file in the registered office of the corporation in the state of its incorporation or the principal business office of the corporation and shall at any time during the usual hours for business be subject to inspection by any shareholder. A similar or duplicate list shall also be produced and kept open for the inspection by any shareholder during the whole time of the meeting. The original share ledger or transfer book or a duplicate thereof kept in the state of incorporation shall be prima facie evidence of who are shareholders entitled to examine such list, ledger or transfer book or to vote at any meeting as shareholders. Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

11.          Removal of Directors. The shareholders shall have the power by a majority vote of the holders of shares at a special meeting expressly called for that purpose, to remove any director or all directors from office with or without cause.

DIRECTORS

12.          Directors — Number. The directors of this corporation shall be not less than one (1), the number to actually serve from time to time to be determined by the directors elected by the shareholders.

13.          Powers of the Board. The property, affairs and business of the corporation shall be managed by and under the direction of the directors, acting as a board. The board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Certificate or Articles of Incorporation or these Bylaws, to do or cause to be done any and all lawful things for and in behalf of the corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

14.          Meetings of Directors — Offices. All meetings of the directors shall be held at the principal business office of the corporation unless for any particular meeting all of the directors unanimously agree and consent to the holding of the meeting elsewhere, in which event the meeting may be held at such place agreed upon, either within or without the state of incorporation.

Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participants by such means shall constitute presence in person at a meeting.

The directors may have one or more offices, and keep the books of the corporation (except the original or duplicate stock ledgers, and such other books and records as may by law be required to be kept at the registered office, or at some office, of the corporation in the state of its incorporation), at such place or places within or without the state of its incorporation as they may from time to time determine.

15.          Meetings of the Newly Elected Board — Notice. The members of each newly elected board shall meet at the place of the shareholders meeting immediately following such meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, however, that a quorum shall be present; or the members of such board may meet at such time and place as shall be consented to in writing by all of the newly elected directors. Each director, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of the first meeting of the newly elected directors, shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

16.          Regular Meetings — Notice. Regular meetings of the board may be held without notice at such time or times and place either within or without the state of incorporation as shall from time to time be fixed by resolution of the whole board. Any business may be transacted at a regular meeting.

17.          Special Meetings — Notice. Special meetings of the board may be called by the President, any Vice President or the Secretary, by giving two (2) days’ notice of such meeting to each director, either personally or by mail, or by telegram or facsimile, stating the time, place and purposes of any such meeting. Special meetings shall be called by any one of such officers in like manner and on like notice when requested in writing to do so by any one or more directors.

“Notice” and “call” with respect to such meetings shall be deemed to be synonymous.

18.          Quorum. At all meetings of the board, a majority of the whole authorized number of Directors shall, unless a greater number for any particular matter is required by the Certificate or Articles of Incorporation or these Bylaws, constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, except as may be otherwise specifically provided by statute, by the Certificate or Articles of Incorporation, or by these Bylaws, shall be the act of the Board of Directors.

Less than a quorum may adjourn a meeting successively until a quorum is present, and no notice of adjournment shall be required.

19.          Waiver by Writing. Any notice provided or required to be given to the directors may be waived in writing by any of them, whether before, at or after the time stated therein.

20.          Waiver by Attendance. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where he attends for the express purpose and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

21.          Vacancies. If the office of any director becomes vacant by reason of death or resignation, a majority of the survivors or remaining directors, though less than a quorum, may fill the vacancy until a successor shall have been duly elected at a shareholders’ meeting.

22.          Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole board, designate an executive committee; such committee to consist of two or more directors of the corporation, which committee, to the extent provided in said resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation as permitted by law and the Certificate or Articles of Incorporation.

The executive committee shall keep regular minutes of its proceedings and the same shall be recorded in the minute book of the corporation. The Secretary or an Assistant Secretary of the corporation may act as Secretary for the committee, if the committee so requests.

23.          Compensation of Directors and Committee Members. Directors and members of all committees may receive such salary for their services as such, and/or fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the board or committee as may be set by resolution of the Board of Directors from time to time; provided that nothing herein contained shall be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

OFFICERS

24.          a.             Elected Officers. The following officers of the corporation shall be chosen or appointed by election by the Board of Directors, and shall be deemed elected officers: A President, a Vice President (who if there be more than one (1) Vice President, shall be known as the “Executive Vice President”), a Secretary, and a Treasurer; and, if the Board of Directors desires, a Chairman of the Board and additional Vice Presidents, as well as one or more Assistant Secretaries and Assistant Treasurers.

Any two (2) or more such offices may be held by the same person.

An elected officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected and furnishes any bond required by the board; but the board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

b.             Election of Officers. The Board of Directors annually, at its first meeting after each annual meeting of the shareholders, shall elect a President, Vice President, Secretary and Treasurer. The board then, or from time to time, may elect a Chairman of the Board and such additional Vice Presidents and also such Assistant Secretaries and Assistant Treasurers as it may deem advisable or necessary.

c.             Term of Office. Each elected officer of the corporation shall hold his office for the term for which he was elected, or until he resigns or is removed by the board, whichever first occurs.

d.             Appointment of Officers and Agents — Terms of Office. The board from time to time may also appoint such other officers and agents for the corporation as it shall deem necessary or advisable. All appointed officers and agents shall hold their respective positions at the pleasure of the board or for such terms as the board may specify, and they shall exercise such powers and perform such duties as shall be determined from time to time by the board, or by an elected officer empowered by the board to make such determination.

25.          Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract right, if any, of the person so removed.

26.          Salaries and Compensation. Salaries and compensation of all elected officers of the corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the board to the Chairman of the Board, the President, or a committee. Salaries and compensation of all other appointed officers and agents, and employees of the corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the Chairman of the Board, the President, or by such other officer or officers as may be empowered by the Board of Directors to do so.

27.          Delegation of Authority to Hire, Discharge. etc.  The board from time to time may delegate to the Chairman of the Board, the President, or other officer or executive employee of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

28.          The Chairman of the Board and the President. The Chairman of the Board (if one is elected by the Board of Directors) and, in his absence, the President shall be the Chief Executive Officer of the corporation. Except as otherwise provided for in Paragraph 6 of these Bylaws, the Chairman of the Board, or, in his absence, the President, shall preside at all meetings of the shareholders and directors. He shall have general and active management of the business of the corporation and shall carry into effect all directions and resolutions of the board.

If the Board of Directors shall elect a Chairman of the Board, the President shall be the Chief Operating Officer of the corporation and shall have general operating management duties, powers and responsibilities of the corporation.

Either may execute all bonds, notes, debentures, mortgages, and other contracts requiring a seal, under the seal of the corporation and may cause the seal to be affixed thereto, and all other instruments for and in the name of the corporation, except that if by law such instruments are required to be executed only by the President, he shall execute them.

Either, when authorized so to do by the board, may execute powers of attorney from, for and in the name of the corporation to such proper person or persons as he may deem fit, in order that thereby the business of the corporation may be furthered or action taken as may be deemed by him necessary or advisable in furtherance of the interests of the corporation.

Either, except as may be otherwise directed by the board, shall attend meetings of shareholders of other corporations to represent this corporation thereat and to vote to take action with respect to the shares of any such corporation owned by this corporation in such manner as he shall deem to be for the interest of the corporation or as may be directed by the board.

The Chairman of the Board and in his absence, the President, shall, unless the board otherwise provides, be ex officio a member of all standing committees. Each shall have such general (and concurrent) executive powers and duties of supervision and management as are usually vested in the office of the chief executive of a corporation.

Each shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors, and the board may from time to time divide the responsibilities, duties and authority between them to such extent as it may deem advisable.

29.          Vice President. The Vice Presidents in the order of their seniority shall, in the absence, disability or inability to act of the Chairman of the Board or the President, perform the duties and exercise the powers of the Chairman of the Board and the President, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

30.          The Secretary and Assistant Secretary. The Secretary shall attend all sessions of the board and, except as otherwise provided for in Paragraph 6 of these Bylaws, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. He shall perform like duties for the executive and other standing committees when requested by the board or such committee to do so.

His shall be the principal responsibility to give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws.

He shall see that all books, records, lists and information, or duplicates required to be maintained at the registered or other office of the corporation are so maintained.

He shall keep in safe custody the seal of the corporation, and when duly authorized to do so shall affix the same to any instrument requiring it, and when so affixed, he shall attest the same by his signature.

He shall perform such other duties and have such other authority as may be prescribed elsewhere in these Bylaws, or from time to time by the Board of Directors or the President, under whose direct supervision he shall be.

He shall have the general duties, powers and responsibilities of a Secretary of a corporation.

The Assistant Secretaries, in the order of their seniority, in the absence, disability or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the board may from time to time prescribe.

31.          The Treasurer and Assistant Treasurer. The Treasurer shall have the responsibility for the safekeeping of the funds and securities of the corporation, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall keep, or cause to be kept, all other books of accounts and accounting records of the corporation, and shall deposit or cause to be deposited all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board and shall render to the Chief Executive Officer of the corporation and the directors whenever they may require it, an account of all his transactions as Treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

He shall perform such other duties and shall have such other responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

He shall have the general duties, powers and responsibilities of a Treasurer of a corporation, and shall be the Chief Financial and Accounting Officer of the corporation.

If required by the board, he shall give the corporation a bond in a sum and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the corporation.

The Assistant Treasurers, in the order of their seniority shall, in the absence, disability or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

32.          Duties of Officers may be Delegated. If any officer of the corporation be absent or unable to act, or for any other reason that the board may deem sufficient, the board may delegate for the time being, some or all of the functions, duties, powers, and responsibilities of any officer to any other office, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board concurs therein.

SHARES OF STOCK

33.          Certificates for Shares of Stock. The certificates for shares of stock of the corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the corporation as they are issued, and such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued, and number of shares represented thereby and shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the corporation and sealed with the seal of the corporation, which seal may be facsimile, engraved or printed. If the corporation has a registrar, a transfer agent, or a transfer clerk who actually signs such certificates, the signature of any of the other officers above mentioned may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer were an officer at the date of its issue.

34.          Transfers of Shares; Transfer Agent: Registrar. Transfers of shares of stock shall be made on the stock record or transfer books of the corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent or clerk for the corporation. The corporation, by resolution of the board, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the board deems advisable; but until and unless the board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the corporation shall be the transfer agent or clerk of the corporation, without the necessity of any formal action of the board, and the Secretary shall perform all of the duties thereof.

35.          Closing of Transfer Books. The Board of Directors shall have a power to close the stock transfer books of the corporation for a period not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of the shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to a notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares; and in such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing of the transfer books on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the corporation after such date of closing of the transfer books, or such record date fixed as aforesaid.

36.          Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the corporation, upon due proof of the registered owner thereof or his representatives, by affidavit of such loss or otherwise, the President and Secretary may issue a duplicate certificate (plainly marked “duplicate”) in its place, upon the corporation being fully indemnified therefor.

GENERAL

37.          Fixing of Capital — Transfers of Surplus. Except as may be specifically otherwise provided in the Certificate or Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:

a.             The determination of what part of the consideration received for shares of the corporation shall be capital, capital surplus, and/or stated capital,

b.             Increasing or decreasing capital or stated capital,

c.             Transferring surplus, earned surplus or capital surplus to capital or stated capital,

d.             The consideration to be received by the corporation for its shares, and

e.             All similar or related matters;

provided that any concurrent action or consent by or of the corporation and its shareholders required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

38.          Dividends. Ordinary dividends upon the shares of the corporation, subject to the provisions of the Certificate or Articles of Incorporation, and of any applicable law or statute, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of its stock, and to the extent and in the manner provided by law, out of any available earned surplus or earnings or surplus or capital surplus of the corporation which is unreserved and unrestricted or as provided by the law of the state of incorporation.

Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

39.          Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their reasonable discretion, think proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conclusive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

40.          Checks. All checks or instruments for the payment of money and all notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. If no such designation is made and unless and until the board otherwise provides, the President and Treasurer shall have power to sign all such instruments for, in behalf of and in the name of the corporation, which are executed or made in the ordinary course of the corporation’s business.

41.          Fiscal Year. The Board of Directors shall have the paramount power to fix and from time to time change the fiscal year of the corporation. In the absence of action by the Board of Directors, however, the fiscal year of the corporation shall end each year on the date which the corporation treated as the close of its fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

42.          Directors’ Annual Statement. The Board of Directors may present at each annual meeting, and, when called for by vote of the shareholders, shall present to any annual or special meeting of the shareholders, a full and clear statement of the business and condition of the corporation.

43.          Conduct of Affairs Without Formal Meeting. All matters regarding the business, operation, affairs or management of the corporation by the Board of Directors and an Executive or other committee or subcommittee of the Board of Directors may be undertaken without formal meeting by the Board of Directors or such committee or subcommittee and be deemed valid and lawful action by the Board of Directors or such committees or subcommittees so long as the written consent to such action of each Director or member of such committee or subcommittee is received by the Secretary of the corporation and filed in the minutes of the corporation.

44.          Certain Contracts. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

a.             The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorized the contract or transaction by a vote sufficient for such purpose without counting the vote of interested director or directors; or

b.             The material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

c.             The contract or transaction is fair and reasonable as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

45.          Indemnification.

a.             The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

b.             The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extend that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

c.             To the extent that any person referred to in this Paragraph 45 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, including fees for appellate services rendered.

d.             Any indemnification under this Paragraph 45 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Paragraph 45. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

e.             Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided in this Paragraph 45.

f.             The indemnification provided by this Paragraph 45 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

g.             The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Paragraph 45.

h.             For the purposes of this Paragraph 45, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

CERTIFICATE

The undersigned hereby certifies that he is the duly elected and acting Secretary of the Corporation named herein and that the foregoing is a true copy of the Bylaws of said Corporation duly adopted by action of the Directors dated January 3,  1994, and hereby further certifies that such Bylaws have n t been amended or rescinded and remain in full force and effect at the date hereof.

DATED this 3rd day of January, 1994.

/s/ John Burlingame
Secretary